SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                December 16, 1996

                -------------------------------------------------
                Date of Report (Date of earliest event reported)


                              INTERCELL CORPORATION
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


             Colorado                0-14306             84-0928627
          ------------------------------------------------------------
          (State or other        (Commission File      (IRS Employer
           jurisdiction of            Number)           Identification
           incorporation)                               Number)



                       7201 East Camelback Road, Suite 250
                            Scottsdale, Arizona 85251
            --------------------------------------------------------
              (Address of principal executive offices ) (Zip Code)


                                 (602) 970-5500
             ------------------------------------------------------
              (Registrant's telephone number, including area code)

                           4455 E. Camelback Rd. E-160
                             Phoenix, Arizona 85018
             -------------------------------------------------------
                         (Former name or former address)






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ITEM 5   OTHER EVENTS

On December 16, 1996, Intercell Corporation, (the "Registrant") closed an offering of up to Six Hundred (600) of its Series C No Par Value Preferred Stock (the "Preferred Shares"), with attached Warrants, for an aggregate of Six
Million Dollars ($6,000,000.00) pursuant to Regulation D under the Securities Act of 1933, as amended. Registrant sold 525 shares of Preferred Shares for an aggregate amount of $5,250,000.00.

The terms of the Preferred Shares provide that they may be converted into Common Stock of the Registrant. Section 5 of the Certificate of Designation provides in relevant part:

          Each record Holder of this Series C Preferred Stock shall be entitled to convert a percentage of the aggregate Series C Preferred Stock initially issued to such Holder (i) at the Fixed Conversion Price, at any time after the date that is four (4) months after the date of the Last Closing and (ii) at the Variable Conversion Price, at the time and in the amounts as follows:

                                                  Percentage of Series C
                No. of Months                    Preferred Stock Initially
           After the Last Closing Date        Issued to such holder Available
                                                       for Conversion

                  4 months                                   20%
                  5 months                                   40%
                  6 months                                   60%
                  7 months                                   80%
                  8 months                                   100%

          provided, however, that a Holder may not convert more than twenty-five percent (25%) of the aggregate number of shares of Preferred Stock initially issued to such Holder at the Variable Conversion Price in any given one month period, beginning on the date that is four (4) months following the Last Closing Date and beginning the same day of each subsequent month thereafter until the date that is eight (8) months following the Last Closing Date, there shall be no restrictions on the number of shares of Series C Preferred Stock convertible into Common Stock.

          As used herein, "Last Closing Date" shall mean the date of the last closing of a purchase and sale of the Series C Preferred Stock that occurs pursuant to the offering of the Series C Preferred Stock by the Company.

          The date that is four (4) months following the Last Closing Date and the same day of each subsequent monthly period referenced above are hereinafter referred to singularly as a "Conversion Gate" and collectively as "Conversion Gates". At the applicable Conversion Gate and at any time thereafter, the percentage of the aggregate Series C Preferred Stock initially issued to such Holder which is available for conversion as set forth above is convertible into that number of fully-paid and non-assessable shares of Common Stock of the Company calculated in accordance with the following formula (the "Conversion Rate"):

          Number of shares issued upon conversion of one (1) share of Series C Preferred Stock =

                          (.08)(N/365)(10,000) + 10,000
                           ----------------------------
                                Conversion Price

          where, *N = the number of days between (i) the date that, in connection with the consummation of the initial purchase by Holder of shares of Series C Preferred Stock from the Company, the escrow agent first had in its possession funds representing full payment for the shares of Series C Preferred Stock for which conversion is being elected, and (ii) the applicable Date of Conversion for the shares of Series C Preferred Stock for which conversion is being elected, and

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

          *Conversion Price = the lesser of (x) $3.25 (the "Fixed Conversion Price"), or (y) 85% of the average Closing Bid Price of the Company's Common Stock for the five (5) trading days immediately preceding the Date of Conversion (the "Variable Conversion Price").

In the event that a Subscriber purchased Fifty (50) or more shares of Preferred Stock, each share of the Preferred Stock was accompanied by a Warrant or Warrants to purchase a number of common shares of the Company equal to Twenty-Five Percent (25%) of the original aggregate purchase price of the Preferred Stock divided by the fixed Conversion Price of $3.25 per share. The Warrants are exercisable beginning six (6) months after issuance and have a five
(5) year term. In the event that a Subscriber purchased One Hundred (100) or more shares of Preferred Stock, or in the event that a previous Series B Preferred Stockholder, who purchased a number of Series C Preferred Stock, which when combined with its previous Series B Preferred Stock totaled One Hundred
(100) or more shares of Preferred Series C Stock, then each share of the Series C Preferred Stock is accompanied by a Warrant or Warrants to purchase a number of common shares of the Company equal to Fifty Percent (50%) of the original aggregate purchase price of the Preferred Stock divided by the Fixed Conversion. Such Warrants, likewise, are exercisable beginning Six (6) months after re-issuance, with the Five (5) year term.

The Warrants issued to the Holders of the Series C Preferred Stock, permit the Holder to elect to exercise such Warrants on a cashless exercise basis. Should such option be elected by the Holder, it permits the Holder to acquire a reduced number of common shares without the need for any cash payment.

The Common Stock underlying the Convertible Series C Preferred Stock and the Common Stock underlying the Warrants, accompanying the Series C Preferred Stock are subject to a Registration Rights Agreement in favor of the Holder of the Series C Preferred Stock. The Company intends to include such securities in a Registration Statement to be filed with the Securities and Exchange Commission within Thirty (30) days of the date of this Report.

The Regulation D Offering was sold to eleven (11) institutions.

Registrant received net proceeds from the Regulation D Offering of approximately $4,628,000.00.

See Item 7, Exhibits.


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



ITEM 7        FINANCIAL STATEMENTS AND EXHIBITS

(a)  Exhibits.

     4.1  Certificate of Designation for Series C Preferred Stock.

     4.2  Specimen Warrant attached to Series C Preferred Stock.

     10.1  Specimen Registration Right Agreement.









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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 18, 1996
                                          INTERCELL CORPORATION


                                          /s/ Gordon J. Sales
                                          -------------------------------------
                                          Gordon J. Sales, President &
                                          Chief Executive Officer








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